UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

On March 14, 2012, DC-2775 Northwoods Parkway, LLC (“DC-2775 Northwoods Parkway”), a wholly owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of the Carter Validus Mission Critical REIT, Inc. (the “Company”), completed the acquisition of 100% of the fee simple interest in a 32,740 square foot data center (the “Northwoods Data Center”), located in the Atlanta, Georgia metropolitan area, for a purchase price of $5,300,000, plus closing costs. The seller of the Northwoods Data Center, 2775 Northwoods, LLC, is not affiliated with the Company, Carter/Validus Advisors, LLC, the Company’s advisor, or its respective affiliates.

The acquisition was funded by a $3,300,000 loan secured by a first priority interest in the Northwoods Data Center and net proceeds from the Company’s ongoing public offering. In connection with the acquisition, the Company paid an acquisition fee of approximately $106,000, or 2% of the purchase price, to its advisor. An affiliate of the Company’s advisor has been retained to manage, operate, lease and supervise the overall maintenance of the Northwoods Data Center and will receive a property management fee of 3.0% of the monthly revenue derived from the Northwoods Data Center. The Company currently has no plans for any renovations, improvements or further development of the Northwoods Data Center. The Company believes the Northwoods Data Center is adequately insured.

The Northwoods Data Center was constructed in 1986 as a data center, and in 2010 through 2012, the current sole tenant, Peak 10, Inc. (“Peak 10”), upgraded the property’s power capacity, expanded the raised floors and updated the heating ventilation and air conditioning units. The property is located on approximately three acres of land in the Atlanta, Georgia metropolitan area. As of March 14, 2012, the Northwoods Data Center was 100% leased to Peak 10. The Company believes the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Northwoods Data Center and the principal nature of business of Peak 10 are data center related.

The following table shows, as of March 14, 2012, the current effective annual rental income, lease expiration and renewal options for the sole tenant of the Northwoods Data Center:

Tenant	Square	Current Annual	Base Rent per Square	Lease Term		Renewal
	Feet	Base Rent(1)	Foot	Beginning	Ending	Options
Peak 10(2)	32,740	$423,254	$12.93	8/07/2007	8/31/2025	2/10 yr

(1)	Rent increases annually by 3% of the then current annual base rent.
(2)	The tenant entered into a net lease in which the tenant is required to pay all operating expenses, including property management fees noted above, and capital expenditures of the building.

In evaluating the Northwoods Data Center as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, Peak 10, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

For 2011, the real estate taxes on the Northwoods Data Center were approximately $43,000. For federal income tax purposes, the Company estimates that the depreciable basis in the Northwoods Data Center will be approximately $4,800,000. For federal income tax purposes, the Company depreciates personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively.

Loan Documents

On March 14, 2012, in connection with the acquisition of Northwoods Data Center, DC-2775 Northwoods Parkway entered into a deed to secure debt, assignment of rents and security agreement (the “Deed”) with, and executed a promissory note (collectively with the “Deed”, the “Loan Documents”) for the benefit of, American Family Life Insurance Company (“American Family”), to obtain a loan in the principal amount of $3,300,000 (the “Loan”), which is secured by a first priority interest in the Northwoods Data Center. The material terms of the Loan Documents provide for the following: (i) a fixed annual interest rate of 5.25%; (ii) a default interest rate equal to the lesser of (x) the maximum rate permitted by applicable law or (y) the greater of (a) 5.00% above the stated interest rate (5.25%) or (b) 5.00% above an annual rate equal to 325 basis points greater than the yield on U.S. Treasury securities with ten (10) years remaining to maturity; (iii) a maturity date of April 10, 2022; provided, however, that the Loan will become automatically due and payable at the option of American Family upon the happening of an event of default, as defined in the Loan Documents; and (iv) the Loan can be prepaid at any time subsequent to the fourth anniversary of the Loan subject to DC-2775 Northwoods Parkway’s obligation to pay a prepayment premium computed as a percentage of the principal prepaid, as provided in the Loan Documents. The Loan is assumable at any time by a proposed purchaser, subject to American Family’s consent, and a 1% assumption fee, as provided for in the Loan Document. The Loan Documents do not require DC-2775 Northwoods Parkway to escrow funds for capital reserves, taxes, or insurance. The Loan is non-recourse as to DC-2775 Northwoods Parkway and CVOP, but both entities are liable jointly and severally for customary non-recourse carve-outs. The Loan Documents also contain various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of additional debt by DC-2775 Northwoods Parkway.

The information set forth above with respect to the deed to secure debt and the assignment of rents and security agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the deed to secured debt and the assignment of rents and security agreement, which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. In addition, the environmental certificate; the promissory note; the limited guaranty and the Americans with Disabilities Act of 1990 indemnity agreement, have been filed as Exhibits 10.3 through 10.6 of this Current Report on Form 8-K, and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Northwoods Data Center, CVOP incurred indebtedness under the Loan. The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On March 9, 2012, the board of directors of the Company approved an amendment to its share repurchase program (the “SRP”). The amendment provides that repurchase requests made (i) on behalf of a deceased stockholder; (ii) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy, or (iii) by a stockholder due to a mandatory distribution under such stockholders’ IRA, shall be made within 360 days of such event. Such repurchases were previously to be made within 180 days of such event. The amendment to the SRP will become effective 30 days after the date of this filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits

10.1	Deed to Secure Debt, dated March 14, 2012, by and between DC-2775 Northwoods Parkway, LLC, as the Grantor, and American Family Life Insurance Company, as the Grantee

10.2	Assignment of Leases and Rents, dated March 14, 2012, by and between DC-2775 Northwoods Parkway, LLC, as the Assignor, and American Family Life Insurance Company, as the Assignee

10.3	Environmental Indemnity Agreement, executed by DC-2775 Northwoods Parkway, LLC and Carter/Validus Operating Partnership, LP for the benefit of American Family Life Insurance Company

10.4	Promissory Note, dated March 14, 2012, executed by DC-2775 Northwoods Parkway, LLC for the benefit of American Family Life Insurance Company

10.5	Limited Guaranty, effective as of March 14, 2012, by Carter/Validus Operating Partnership, LP, as the Guarantor, for the benefit of American Family Life Insurance Company

10.6	Americans with Disabilities Act of 1990 Indemnity Agreement, dated March 12, 2012, among DC-2775 Northwoods Parkway, LLC, Carter/Validus Operating Partnership, LP, and American Family Life Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: March 20, 2012	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer

Exhibit Index

10.1	Deed to Secure Debt, dated March 14, 2012, by and between DC-2775 Northwoods Parkway, LLC, as the Grantor, and American Family Life Insurance Company, as the Grantee

10.2	Assignment of Leases and Rents, dated March 14, 2012, by and between DC-2775 Northwoods Parkway, LLC, as the Assignor, and American Family Life Insurance Company, as the Assignee

10.3	Environmental Indemnity Agreement, executed by DC-2775 Northwoods Parkway, LLC and Carter/Validus Operating Partnership, LP for the benefit of American Family Life Insurance Company

10.4	Promissory Note, dated March 14, 2012, executed by DC-2775 Northwoods Parkway, LLC for the benefit of American Family Life Insurance Company

10.5	Limited Guaranty, effective as of March 14, 2012, by Carter/Validus Operating Partnership, LP, as the Guarantor, for the benefit of American Family Life Insurance Company

10.6	Americans with Disabilities Act of 1990 Indemnity Agreement, dated March 12, 2012, among DC-2775 Northwoods Parkway, LLC, Carter/Validus Operating Partnership, LP, and American Family Life Insurance Company